EXHIBIT 23.1
CONSENTS OF EXPERTS AND COUNSEL
CONSENT OF INDEPENDENT AUDITORS

Energy Optics, Inc.

We hereby consent to the incorporation by reference in this June 25, 1998 filing of Energy Optics, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-KSB for the year ended July 31, 1997.

/s/ Nancy Brown
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Dohan & Company
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida 33135-7564
Telephone: (305)274-1366; Facsimile: (305)274-1368


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